Exhibit 10.22

NOTICE AND TERMINATION AGREEMENT

This Notice and Termination Agreement (this “Agreement”) is being entered into on October 25, 2011, by and among J.W. Child Associates, L.P., a Delaware limited partnership (the “Consultant”), Mattress Intermediate Holdings, Inc., a Delaware corporation (“Intermediate Holdings”), Mattress Holding Corp., a Delaware corporation (the “Company”) and Mattress Firm, Inc., a Delaware corporation (“Mattress Firm” and, together with Intermediate Holdings and the Company, the “Clients”).

WHEREAS, reference is made to that certain to that certain Amended Management Agreement, dated as of March 20, 2009, by and among the Clients and the Consultant (the “Management Agreement”);

WHEREAS, Mattress Firm Holding Corp., a Delaware corporation formerly known as Mattress Interco, Inc. and the parent of Intermediate Holdings (“Mattress Firm Holding”), filed for the initial public offering of shares of its common stock (the “Initial Public Offering”) pursuant to a registration statement that was initially filed with the Securities and Exchange Commission on June 10, 2011; and

WHEREAS, in connection with the completion of the Initial Public Offering, Mattress Firm Holding and the Clients have requested that the Consultant agree to an early termination of the Management Agreement, and the Consultant has agreed to grant such early termination subject to the terms and conditions provided for herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                       Definitions.  Capitalized terms used but not defined in this Agreement shall have the definitions set forth in the Management Agreement.

2.                                       Notice.  The Consultant hereby delivers notice, pursuant to clause (b) of Section 2 of the Management Agreement, that effective upon the closing of the Initial Public Offering, the Management Agreement shall terminate in accordance with its terms.

3.                                       Payments Upon Termination.

(a)                                  In light of the termination of the Management Agreement effected by Section 2 thereof,  Mattress Firm Holding shall pay (or cause the Clients to pay) upon the closing of the Initial Public Offering, any and all accrued and unpaid obligations of the Clients owed to the Consultant under Section 5.1 of the Management Agreement, which amount is derived as the amount shown in the column titled “Outstanding Fees” in Exhibit I, as of the most recent “Pmt Due” date in Exhibit I preceding the date of the closing of the Initial Public Offering (“Most Recent Date”), plus a per diem amount that will be calculated as the amount shown in the “Pier Diem Fees” column in Exhibit I as of the Most Recent Date multiplied by the number of days from the Most Recent Date to and including the date of the closing of the Initial Public Offering; and

(b)                                 As an inducement for the Consultant to deliver notice under Section 2 hereof and thereby effect an early termination of the Management Agreement, Mattress Firm Holding shall also pay (or cause the Clients to pay) the Consultant the sum of $360,000 upon the closing of the Initial Public Offering.

4.                                       Expiration of this Agreement. In the event that the Initial Public Offering is not consummated on or prior to March 31, 2012, (i) the notice set forth in Section 2 of this Agreement shall be deemed to have been revoked and the termination effected thereby shall each be deemed void ab initio and of no effect and (ii) the Management Agreement shall continue in accordance with its terms.

5.                                       Indemnification Priority. The Clients hereby confirm that the Company shall be fully and primarily responsible for the payment of all Obligations to each Indemnitee, howsoever such right to indemnification or advancement from the Company arises, without regard to (a) any right of recovery the Indemnitee may have from a third party or (b) any right to insurance coverage that the Indemnitee may have under any insurance policy.  Under no circumstance shall any Client be entitled to any right of subrogation, reimbursement, exoneration, indemnification or contribution from any such third party or insurance carrier pursuant to any right of indemnification that the Indemnitee may have under any contract, insurance policy or otherwise, and no Client shall have any right to participate in any claim or remedy of the Indemnitee in respect thereof.  No right of indemnification, reimbursement, advancement of expenses or insurance coverage or any other right of recovery of the Indemnitee may have from any third party or insurance carrier shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Clients under Section 6 of the Management Agreement.  Each Client hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise any rights that it may now have or hereafter acquire against any Indemnitee that arises from or relates to the existence, payment, performance or enforcement of such Client’s obligations under the Management Agreement or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Indemnitee against any third party or insurance carrier, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

6.                                       Governing Law.  This Agreement shall be governed by and construed in accordance with the law of The State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the aw of any other jurisdiction.

7.                                       Amendments and Waivers.  No amendment or waiver of any term, provision or condition of this Agreement shall be effective as against any party, unless in writing and executed such party.

8.                                       Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

9.                                       Counterparts.  This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the date first above written by its officer or representative thereunto duly authorized.

The Consultant:	J.W. Childs Associates, L.P.

	By:	/s/ David Fiorentino
Name: David Fiorentino
Title: Partner

The Clients:	Mattress Intermediate Holdings, Inc.

	By:	/s/ Jim R. Black
		Name:	Jim R. Black
		Title:	Chief Financial Officer

Mattress Holding Corp.

	By:	/s/ Jim R. Black
		Name:	Jim R. Black
		Title:	Chief Financial Officer

Mattress Firm, Inc.

	By:	/s/ Jim R. Black
		Name:	Jim R. Black
		Title:	Chief Financial Officer

Mattress Firm Holding:	Mattress Firm Holding Corp.

	By:	/s/ Jim R. Black
		Name:	Jim R. Black
		Title:	Chief Financial Officer

Signature Page to Notice and Termination Agreement

Exhibit I

		Interest
Pmt	Monthly	16.0%		Outstanding	Per
Due	Fee	Accrued	PIK	Fees	Diem Fees
4/1/09	$30,000.00			$30,000.00
5/1/09	$30,000.00	$394.52	$394.52	$60,394.52
6/1/09	$30,000.00	$820.70		$90,394.52	$1,039.62
7/1/09	$30,000.00	$1,188.75		$120,394.52	$1,020.52
8/1/09	$30,000.00	$1,636.05	$3,645.50	$154,040.02	$1,035.27
9/1/09	$30,000.00	$2,093.26		$184,040.02	$1,080.68
10/1/09	$30,000.00	$2,420.25		$214,040.02	$1,061.57
11/1/09	$30,000.00	$2,908.60	$7,422.11	$251,462.13	$1,110.23
12/1/09	$30,000.00	$3,306.90		$281,462.13	$1,091.12
1/1/10	$30,000.00	$3,824.80		$311,462.13	$1,104.27
2/1/10	$30,000.00	$4,232.47	$11,364.17	$352,826.30	$1,226.09
3/1/10	$30,000.00	$4,330.58		$382,826.30	$1,135.56
4/1/10	$30,000.00	$5,202.24		$412,826.30	$1,180.96
5/1/10	$30,000.00	$5,428.95	$14,961.77	$457,788.07	$1,168.42
6/1/10	$30,000.00	$6,220.90		$487,788.07	$1,213.82
7/1/10	$30,000.00	$6,414.75		$517,788.07	$1,194.72
8/1/10	$30,000.00	$7,036.24	$19,671.89	$567,459.96	$1,216.49
9/1/10	$30,000.00	$7,711.24		$597,459.96	$1,261.90
10/1/10	$30,000.00	$7,857.01		$627,459.96	$1,242.79
11/1/10	$30,000.00	$8,526.58	$24,094.82	$681,554.78	$1,298.76
12/1/10	$30,000.00	$8,962.91		$711,554.78	$1,279.66
1/1/11	$30,000.00	$9,669.35		$741,554.78	$1,292.81
2/1/11	$30,000.00	$10,077.02	$28,709.28	$800,264.06	$1,422.23
3/1/11	$30,000.00	$9,822.42		$830,264.06	$1,331.69
4/1/11	$30,000.00	$11,282.49		$860,264.06	$1,377.10
5/1/11	$30,000.00	$11,313.06	$32,417.97	$922,682.04	$1,372.21
6/1/11	$30,000.00	$12,538.36		$952,682.04	$1,417.61
7/1/11	$30,000.00	$12,528.42		$982,682.04	$1,398.51
8/1/11	$30,000.00	$13,353.71	$38,420.49	$1,051,102.53	$1,428.50
9/1/11	$30,000.00	$14,283.48		$1,081,102.53	$1,473.91
10/1/11	$30,000.00	$14,217.24		$1,111,102.53	$1,454.80
11/1/11	$30,000.00	$15,098.82	$43,599.53	$1,184,702.06	$1,519.32
12/1/11	$30,000.00	$15,579.64		$1,214,702.06	$1,500.21
1/1/12	$30,000.00	$16,506.64		$1,244,702.06	$1,513.36
2/1/12	$30,000.00	$16,914.31	$49,000.59	$1,323,702.65	$1,614.74
3/1/12	$30,000.00	$16,827.34		$1,353,702.65	$1,561.15
4/1/12	$30,000.00	$18,395.52		$1,383,702.65	$1,606.55
5/1/12	$30,000.00	$18,196.64	$53,419.50	$1,467,122.15	$1,610.86
6/1/12	$30,000.00	$19,936.78		$1,497,122.15	$1,656.27
7/1/12	$30,000.00	$19,688.18		$1,527,122.15	$1,637.17
8/1/12	$30,000.00	$20,752.13	$60,377.09	$1,617,499.24	$1,676.78
9/1/12	$30,000.00	$21,980.26		$1,647,499.24	$1,722.19
10/1/12	$30,000.00	$21,665.74		$1,677,499.24	$1,703.08
11/1/12	$30,000.00	$22,795.61	$66,441.61	$1,773,940.85	$1,777.62
12/1/12	$30,000.00	$23,328.54		$1,803,940.85	$1,758.51
1/1/13	$30,000.00	$24,513.83		$1,833,940.85	$1,790.22
1/18/13	$16,767.12	$13,666.63	$61,508.99	$1,912,216.97
	$1,396,767.12	$515,449.84	$515,449.84	$1,912,216.97